Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


Registration Statement Number               Description

33-6610                                     Form S-8
33-6612                                     Form S-8
33-26917                                    Form S-8
33-26918                                    Form S-8
33-33251                                    Form S-8
33-39608                                    Form S-3
33-47651                                    Form S-8
33-47652                                    Form S-8
33-53807                                    Form S-3
33-58795                                    Form S-8
33-65013                                    Form S-8
333-03593                                   Form S-8
333-03595                                   Form S-8


/s/ Ernst & Young LLP
Baltimore, Maryland
February 16, 1998